Exhibit 12.2 - Calculation of (1) EBITDA


                                                1997       1998      1999        2000        2001
                                                ----       ----      ----        ----        ----

(1)  EBITDA Calculation

     Pretax income (loss) ................   $  8,380   $  3,036   $ (5,890)   $(22,217)   $(10,609)
     Interest expense ....................      4,483      5,076     14,939      12,943      12,374
     Depreciation and amortization expense      9,142     10,834     15,637      15,436      13,955
                                             ------------------------------------------------------

     Total EBITDA ........................   $ 22,005   $ 18,946   $ 24,686    $  6,162    $ 15,720
                                             ======================================================

Interest expense includes amortization of deferred financing costs of 180,000, $210,000, $1,538,000, $529,000, and $520,000 in 1997, 1998, 1999, 2000 and 2001,
respectively.


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